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                                                                   EXHIBIT 23(b)


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-__________) pertaining to the registration of 2,500,000 shares of common stock of Universal Automotive Industries, Inc. for its Share Option Plan of our report dated March 14, 2003, with respect to the consolidated financial statements and schedule of Universal Automotive Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

                                                     Ernst & Young LLP

Chicago, Illinois
February 4, 2004